UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 15, 2007
Date of Report (Date of earliest event reported)
HLTH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)
(201) 703-3400

(Registrant’s telephone number, including area code)
EMDEON CORPORATION

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
     Effective May 15, 2007, the Registrant changed its name from Emdeon Corporation to HLTH Corporation. The ticker symbol for the Registrant’s Common Stock, which is listed on the Nasdaq Global Select Market, remains HLTH. In connection with the name change, the CUSIP number for the Registrant’s Common Stock is changing to: 40422Y 101. Stockholders are not required to exchange currently outstanding stock certificates for new stock certificates.
     As permitted by Section 253 of the General Corporation Law of the State of Delaware, the name change was implemented by filing a Certificate of Ownership and Merger with the Secretary of State of Delaware, causing HLTH Corporation (a wholly owned subsidiary of the Registrant formed solely for the purpose of implementing the name change) to be merged with and into the Registrant, which was the surviving corporation in that merger. That filing, a copy of which is filed as Exhibit 3.1 to this Current Report, amended the Registrant’s Eleventh Amended and Restated Certificate of Incorporation to change the Registrant’s name to HLTH Corporation.
     As previously disclosed, the Registrant agreed to change its name in connection with the sale of a 52% interest in its Emdeon Business Services segment to an affiliate of General Atlantic LLC completed in November 2006. Emdeon Business Services owns and continues to use the Emdeon name and related trademarks.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

The following exhibit is filed herewith:
3.1	Certificate of Ownership and Merger Amending the Registrant’s Eleventh Amended and Restated Certificate of Incorporation to Change the Registrant’s Name to HLTH Corporation

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                              HLTH CORPORATION

Dated: May 21, 2007	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Certificate of Ownership and Merger Amending the Registrant’s Eleventh Amended and Restated Certificate of Incorporation to Change the Registrant’s Name to HLTH Corporation